Exhibit 10.22

SUBLEASE AGREEMENT

This Sublease Agreement (the “Sublease”) entered into this 26 day of January, 2007, by and between Secure Computing Corporation, a Delaware corporation (hereafter referred to as the “Sublessor”, and Vitacost.com a Delaware corporation (hereinafter referred to as the “Sublessee”).

RECITALS

WHEREAS, Sublessor is the Tenant under a certain lease by and between Sublessor and OTR, an Ohio general partnership (“Landlord”) dated March 9, 2004, (the “Master Lease”) for 30,148 rentable square feet of office space located at 350 S.W. 12th Avenue, Deerfield Beach, FL 33442 (the “Building”) for an initial term of one-hundred twenty-two (122) months commencing on August 1, 2004 and ending September 30, 2014 (the “Current Lease Term”); and

WHEREAS, Subject to approval by the Landlord, Sublessor desires to sublease the Premises (defined below) to Sublessee and Sublessee desires to sublease the same from Sublessor.

NOW THEREFORE, in consideration of the rentals hereinafter received and the covenants and agreements herein contained, Sublessor has agreed to sublease and hereby agrees to demise and sublease the Premises to Sublessee for the term, rentals and on the conditions hereinafter stated.

1. PREMISES: The premises demised under this Sublease (“Premises”) consists of 8,552 rentable square feet. The Premises will be delivered in its “as-is” condition, without any representation or warranty whatsoever. The cost of demising the Premises from Sublessors remaining premises not included within this Sublease Agreement. Sublessee shall have the right to utilize any cubicle workstations left in the space by Sublessor. Sublessee shall accept the cubicle workstation on an as-is, where-is basis and Sublessor shall have no duty to maintain or replace such cubicle workstations. Except as provided herein, neither Sublessor nor any of Sublessor’s agents have made any representations or warranties of any kind with respect to the Premises.

2. USE: The use of the premises shall be for General Office purposes and for no other purpose except with the written consent of the Sublessor and Landlord.

3. COMMENCEMENT AND TERM DATE: This Sublease shall commence on the 1st day of March, 2007 subject to documentation and the Landlord’s prior consent pursuant to the Master Lease (the “Commencement Date”), and shall expire March 31, 2010 unless sooner terminated as provided herein. Sublessor may, at its sole discretion, provide Sublessee with an option to extend the Sublease for additional one year terms, consistent with the terms of the Master Lease. Such additional terms shall be at 4% above the then current rental amount at the time of the extended term.

4. RENT & ADDITIONAL RENT: Sublessee covenants and agrees to pay to Sublessor for the Premises without notice or demand and without deduction, set-off, or abatement as base rent for the Premises, payable in advance on the first day of each month, the amount of $12.00 per rentable square foot. This amount [illegible] on each anniversary of the Commencement Date. In further consideration of the payment of the Rent, Subleases shall pay to Sublessor the Sublessee’s proportionate share of all moneys due and owing Landlord pursuant to the terms and conditions of the Master Lease, including applicable taxes and common area maintenance (the “CAM”) or Tenant’s Share of Operating Cost. The budgeted CAM for 2007 is $4.08 per square foot. Sublessee shall also pay applicable sales tax. All checks are to be made payable to the order of Sublessor and mailed or delivered to Sublessor per the notice address contained herein. Sublessee is responsible for electricity and janitorial services.

All other rent and all other payments becoming due hereunder and unpaid in accordance with the terms herein (including additional rent) shall bear interest at the rate of eighteen percent (18%) per annum from the date when the same shall become due and payable (not to exceed the maximum amount of interest permitted by law). In the event Sublessee shall default in the performance of any other covenant or agreement of this Sublease or any rules and regulations and fail to cure within ten (10) days after notice, Sublessee shall be in default under this Sublease.

Sublessee shall reimburse Sublessor on demand for any expenses incurred by Sublessor because of Sublessee’s default, or threatened or anticipatory breach or default, including, but not limited to, actual legal expenses, reasonable attorney’s fees, and any and all actual costs associated with re-renting the Premises, or the costs of removing and storing Sublessee’s or other occupant’s property, and the cost of repairing, altering, remodeling or otherwise putting the Premises into the condition that the subleased Premises were in on the date the Sublease commenced, reasonable wear and tear excepted. In the event Sublessor elects to terminate the Sublease, Sublessee shall be liable for and pay to Sublessor the sum of all rent and other indebtedness accrued to the date of such termination plus, as damages, an amount equal to the difference between the total rent due hereunder for the remaining portion of the Term and the fair market value of the subleased Premises for such period.

It is understood and agreed that the various rights, remedies, powers or elections of Sublessor as expressed in the Sublease or given by law or in equity are cumulative and that more of them shall be deemed to be exclusive of the other rights, remedies, powers, or election to which Sublessor may be entitled either at law or in equity. Waiver of one default shall not be deemed a waiver of any subsequent default.

5. DEPOSITS: Sublessee, upon Sublease execution, shall deliver to Sublessor a check for the sum of Twenty Four Thousand Two Hundred Ninety-Four Dollars and 52/100 ($24,294,52). The check will be applied towards the first (1) month’s rent ($12,147.26), plus the balance ($12,147.26) will be held as the Security Deposit for the faithful performance by Sublessee of all the other terms, covenants and conditions of this Sublessee. Sublessor, at Sublessor’s option and upon prior written notice to Sublessee, may, at any time, apply the Security Deposit or any part thereof toward the payment of the performance of Sublessee’s obligations under this Sublease. The Security Deposit shall not constitute liquidated damages. If the Security Deposit is insufficient to cover Sublessor’s actual damages, Sublessee shall pay on demand to Sublessor an amount sufficient to fully compensate Sublessor for Sublessee’s breach.

6. ACCESS TO PREMISES: Sublessee shall permit the Landlord, Sublessor and Sublessor’s agents and independent contractors, during customary business hours or at any time which Sublessor reasonably deems an emergency situation, to enter the Premises for (i) the purpose of making inspections and repairs for damages caused by Sublessee, (ii) removing fixtures, alterations, additions, signs or placards not in conformity with those rules and regulations prescribed by Sublessor from time to time, or (iii) exhibiting the Premises for sublease, appraisal, sale or mortgage pursuant to the Master Lease. If Landlord or Sublessor makes repairs or causes repairs to be made to the Premises as a result of Sublessee’s negligence, Sublessee shall immediately pay to Sublessor the costs of same.

7. PROVISIONS OF MASTER LEASE: Except as otherwise provided herein, all of the terms, provisions, covenants and agreements of the Master Lease attached hereto as Exhibit “A” are incorporated herein by reference and made a part hereof and shall be applicable to this Sublease just as if they were stated herein with Sublessor being named as Landlord and Sublessee named as Tenant. This Sublease and Sublessee’s rights under this Sublease shall at all times be subject to and subordinate to the underlying Master Lease and Sublessee shall perform all obligations of Sublessor under said Master Lease with respect to the subleased Premises. Sublessee acknowledges that any termination of the underlying Master Lease shall extinguish this Sublease. Landlord’s consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Sublessee or other contractual liability or duty on the part of the Landlord to the Sublessee, shall not constitute its consent or waiver of consent to any subsequent sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublessor under the underlying Master Lease, in respect of the subleased Premises. Sublessee shall have no right to assigns this Sublease or further sublet the subleased Premises. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Master Lease shall be of no effect to the Landlord and Landlord shall not assume any obligations as Sublessor under the Sublease and Sublessee shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Master Lease. Sublessor hereby collaterally assigns to Landlord, this Sublease and any and all payments due to Sublessor from Sublessee as additional security for Sublessor’s performance of all of its covenants and obligations under the underlying Master Lease, and authorized Landlord to collect the same directly from Sublessee and otherwise administer the provisions of this Sublease, at the option of Landlord. Sublessee hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby.

8. INDEMNITY AND LIABILITY: Sublessee shall at its expenses defend, indemnify, and hold Sublessor, Landlord, and Sublessor’s agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees harmless from all claims, demands, liability, loss and expenses, including, but not limited to, reasonable attorney’s fees, (i) arising from injury, or claim of injury, to person or property of any and every nature, (ii) arising out of Sublessee’s use, possession, control, alteration, construction, repair and occupancy of the subleased Premises and all areas adjoining or appurtenant thereto, or (iii) arising out of Sublessee’s failure to fully perform any of Sublessee’s obligations and covenants as herein provided. Sublessor shall not be liable for personal injury or property damage to Sublessee, its customers, employees, or to any other person, to any extent or at any time on account of (i) any latent defect in the Premises, the building of which the subleased Premises is a part, or fixtures therein, (ii) any failure of public water supply, electric current, gas, telephone or other utility, (iii) any Act of God, strike, riot, Act of War, or other cause beyond its reasonable control or (iv) any injury or damage caused by or resulting from any heating, air conditioning or plumbing fixtures or from electrical wires or fixtures, bursting, leaking or overflowing of water, sewer or steam pipes, vapor, rain, falling plaster, gas or caused by or resulting from any action of the elements, or caused by or resulting from any other cause whatsoever (unless any of the foregoing have been caused by the gross negligence of Sublessor or its agents).

The obligations set forth in this Section 8 shall survive the expiration or sooner termination of this Sublease.

9. ALTERATIONS: (a) Sublessee will not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the subleased Premises or any part thereof, without the prior written consent of Sublessor and Landlord. (b) All alterations, installations, changes, replacements, additions to or improvements upon the subleased Premises (whether with or without Sublessor’s consent) shall, at the election of Sublessor, remain upon the subleased Premises and be surrendered with the subleased Premises at the expiration or earlier termination of this Sublease without disturbance, molestation, or injury (such items not to include moveable trade fixtures). Should Sublessor elect that alterations, installations, changes, replacements, additions to or improvements upon the subleased Premises be removed upon the expiration or termination of this Sublease or upon termination of any renewal period hereof, Sublessee hereby agrees to cause them to be removed at Sublessee’s sole cost and expense and to repair any damage caused by such removal, and should Sublessee fail to remove them then and in such event Sublessor shall cause them to be removed at Sublessee’s expense and Sublessee hereby agrees to reimburse Sublessor for the cost of such removal together with any and all damages which Sublessor may suffer and sustain by reason of Sublessee’s failure to remove them.

10. PERSONAL PROPERTY: All of Sublessee’s personal property placed upon, or moved into the Premises, shall be at the sole risk of Sublessee, and Sublessor shall not be liable (i) for any damage to any such personal property, or to Sublessee or any third party, arising from the bursting or leaking or water pipes or from any other act whether by Sublessor or by a third person, or (ii) for the negligence of any co-tenant or other occupant(s) of the Premises or of the Building, or of any other person whomsoever, including without limitation, Sublessor and Sublessor’s agents, independent contractors, representatives, successors and assigns.

11. NO WAIVER & CUMULATIVE REMEDIES: No waiver or any provision of this sublease by Sublessor shall be deemed to imply or constitute a further waiver by Sublessor of the same or any other provision hereof. The rights and remedies of Sublessor under this Sublease arc cumulative and are not intended to be exclusive and the use of one shall not be taken to exclude or waive the right of use of another, and Sublessor shall be entitled to pursue all rights and remedies available to landlords under the laws of the State of Florida.

12. INSURANCE: Sublessee agrees to carry and maintain all insurance policies, at its own expenses, which Sublessor is required pursuant to the provisions of the Master Lease, which policies of insurance Sublessee has been made aware, as well as insurance on Sublessor’s furniture. Additionally, Sublessee shall name the Landlord and Sublessor as additional insureds. Sublessee shall provide evidence of such insurance prior to the commencement of this Sublease, and production of such evidence of insurance is a condition precedent to the commencement of this Sublease.

13. NOTICES: Whenever this Sublease requires that notice or demand shall be given or served on either party to this sublease, such notice or demand shall be in writing and shall be delivered personally, forwarded by certified or registered mail, return receipt required or via a nationally recognized overnight delivery service addressed, as follows (unless modified in writing):

Sublessor:	Sublessee:
Secure Computing Corporation
Attn: General Counsel
2340 Energy Park Drive
St. Paul, MN 55108

14. HEIRS & ASSIGNS: This Sublease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of both parties.

15. CONDITION OF PREMISES: Sublessee shall at all time(s), maintain the Premises in a clean, orderly, tenantable and sanitary condition. In all events, Sublessee shall be responsible to Sublessor for damages to the Premises where such damages were caused by the act or neglect of Sublessee, Sublessee’s Agents or any person invited by, or under the control of, Sublessee. Any alterations, additions or structural improvements made to the premises must have prior written consent of the Sublessor and Landlord pursuant to the Master Lease. Said alterations, additions or structural improvements shall remain a part of the premises at the conclusion of the term of this sublease.

16. SURRENDER OF PREMISES: Sublessee agrees to surrender the Premises to Sublessor at the end of the Term in as good condition as they were at the commencement of Sublessee’s occupancy, ordinary wear and tear, and damage by fire and windstorm excepted. Sublessee shall pay to Sublessor all damages that Sublessor may suffer on account of Sublessee’s failure to surrender possession as and when aforesaid and will indemnify, defend and save and hold harmless Sublessor against all liabilities, costs and expenses (including, without limitation, attorney’s fees through all appellate actions and proceedings, if any) arising out of Sublessee’s delay in so delivering possession.

17. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

18. FEES: Brenner Real Estate Group is the sole broker in this transaction to be paid a fee by Sublessor. Each party agrees and warrants to indemnify and hold harmless the other from any claims of other brokers for payment of fees or charges of any kind including attorney’s fees, in conjunction with this transaction. The foregoing shall survive the end of the Term.

19. WAIVER OF JURY TRIAL: Sublessor and Sublessee each hereby waive trail by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected to this Sublease, Sublessee’s use or occupancy of the Premises, and/or any claim for injury or damage.

20. QUIET ENJOYMENT: As long as the Sublessee performs all of the covenants and conditions of this sublease, Master Lease and abides by the rules and regulations, he shall have peaceful and quiet enjoyment of the demised premises for the term of this Sublease without hindrance or interruption by Sublessor, or by any other persons lawfully or equitably claiming by, through or under Sublessor, subject, nevertheless, to all of the provisions and conditions of this sublease.

21. RULES & REGULATIONS: Sublessee shall abide by and comply with all rules and regulations now or hereinafter prescribed by the Master Lease for the Building and the Premises, and shall abide by and comply with all laws, ordinances and regulations enacted by those governmental entities, whether federal, state or municipal, having jurisdiction over the Building or the Premises. Sublessee shall neither permit nor commit any immoral or unlawful practice or act in or upon the Building or the Premises.

22. HAZARDOUS WASTE: Sublessee warrants and represents that it will, during the period of its occupancy of the Premises under this sublease, comply with all federal, state and local laws, regulations and ordinances with respect to the use, storage, treatment, disposal or transportation of Hazardous Substances. Sublessee shall indemnify and hold Sublessor harmless from and against any claims, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, reasonable attorney’s fees and costs at trial and on appeal) arising from the breach of the preceding warranty and representation.

For the purposes of this Paragraph, the term “Hazardous Substances” shall be interpreted broadly to include, but not be limited to, substances designated as hazardous under the Resource Conservation and Recover Act, 42 U.S.C. §9601, et seg., the Federal Water Pollution Control Act, 33 U.S.C. §1257, et seg., the Clean Air Act, 42 U.S.C. §2001, et seg., or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C, §9601, et seg., any applicable State Law or regulation. The term shall also be interpreted to include but not be limited to any substance which after released into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities, and oil and petroleum based derivatives.

The provisions of this Paragraph shall be in addition to any other obligations or liabilities Sublessee may have to Sublessor at law and equity and shall survive termination of this sublease.

Sublessee shall not store or dispose of any hazardous material or waste in or about the premises. Sublessee shall indemnify and hold Landlord harmless from and against any claims, damages, costs, expenses or actions which arise out of any breach of this provision and such indemnity shall survive the termination of the sublease, except those specifically used in Sublessee’s business, which use has been disclosed to and approved in writing by Sublessor. In such event, Sublessee shall properly dispose of the same and shall provide Sublessor with a written plan detailing such disposal.

23. ENTIRE AGREEMENT: This Sublease contains the complete, exclusive and entire agreement between Sublessor and Sublessee regarding occupation of the Building and Sublease of the Premises, and superseded any and all prior oral and written agreements between Sublessor and Sublessee regarding such matters. This Sublease may be modified only by an agreement in writing signed by both Sublessor and Sublessee, and no offer of surrender of the Premises by Sublessee shall be binding unless accepted by Sublessor in a writing signed by Sublessor. Additionally, this Sublease shall not be binding until the Landlord’s consent has been obtained pursuant to the Master Lease.

This Sublease contains all of the agreements and conditions made between the parties hereto and may not be modified orally, or in any manner other than by an agreement, in writing, signed by the parties hereto or their respective successors in interest.

Sublessor represents that the Master Lease is in full force and effect and that there are no uncured defaults.

Except as otherwise expressly provided in the Master Lease, suit to enforce any provision of this sublease, or any right, remedy or other matter arising therefrom, will be brought exclusively in the state or federal courts located in Broward County, Florida, and to the in personam jurisdiction of the aforementioned courts.

The parties acknowledge that a document with a signature sent via facsimile shall be sufficient to bind either party.

The parties acknowledge that the Recitals are true and correct and made a part of this Agreement.

[SIGNATURE BLOCKS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Sublessor and Sublessee have executed this Sublease the day and year first above written.

WITNESS:
Secure Computing Corporation

	By:	/s/ Illegible
	Name:	Illegible

Vitacost.com

By:	/s/ Ira Kerker
Name:	Ira Kerker, General Counsel Vitacost.com